EXHIBIT 99.1
DELEK US HOLDINGS, INC. CLARIFIES
CONTROLLING STOCKHOLDER’S NEWS RELEASE
FRANKLIN, Tenn. — (May 22, 2006) — Delek US Holdings, Inc. (NYSE: DK) today clarified a news release issued by its controlling stockholder, Delek Group, Ltd., an Israeli company, which was dated Monday, May 15, 2006. This release reported the resignation of Delek Group, Ltd.’s Chief Financial Officer, Ronel Ben-Dov, who is also a member of the Delek US Board of Directors. Mr. Ben-Dov intends to relocate to the U.S. where he will pursue interests with an affiliate of Delek Group that is not Delek US Holdings, Inc. Delek US’ Chief Financial Officer, Edward Morgan, has not resigned, and continues to serve in that capacity. Furthermore, Mr. Ben-Dov has not resigned as a member of the Delek US Board of Directors, and continues to serve in that capacity.
     About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining and supply and on retail marketing. The company’s business consists of two main operating segments: refining and retail. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart™, East Coast® and Discount Food Mart™ brand names.

U.S. Media Contact:	Investor Relations Contact:
Cate Lewandowski	Scott Brittain
Lovell Communications Inc.	Kristina Korte
615-297-7766	Corporate Communications Inc.
615-804-1558 (Cell)	615-254-3376

Israel Media Contact:
Lior Chorev
Arad Communications
011-972-3-644-0404